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FOR IMMEDIATE RELEASE

October 25, 2012

Company:	Dominion

Contacts:

Media:	Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Nathan Frost (804) 819-2187, Nathan.J.Frost@dom.com

DOMINION ANNOUNCES THIRD-QUARTER 2012 EARNINGS

• Third-quarter 2012 operating earnings of 92 cents per share compared to guidance of 90 cents to $1.00 per share
• Third-quarter 2012 GAAP earnings of 36 cents per share
• Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended Sept. 30, 2012, of $209 million ($0.36 per share), compared with reported earnings of $392 million ($0.69 per share) for the same period in 2011.

Operating earnings for the three months ended Sept. 30, 2012, amounted to $526 million ($0.92 per share), compared to original operating earnings of $541 million ($0.95 per share) for the same period in 2011.  Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

The principal differences between GAAP earnings and operating earnings for the quarter were charges related to certain merchant generation plants, which have been or are in the process of being sold or retired.

Business segment results and detailed descriptions of items included in 2012 and 2011 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Our third-quarter results came in toward the bottom of our guidance range of $0.90 to $1.00 reflecting the effects of unplanned outages at Millstone Unit 2 and our Hastings Extraction Plant, lower results from Dominion Retail and milder-than-normal weather in our electric service territory.  We remain on track to deliver weather-normalized 5 percent to 6 percent earnings per share growth and continue to execute our long-term infrastructure growth plan.

“We recognized significant milestones associated with our growth plan this quarter.  At Dominion Energy, the Appalachian Gateway Project, which transports natural gas produced in West Virginia and Pennsylvania, was placed into service, on time and within budget. In addition, two projects providing transportation services of Marcellus Shale volumes – Ellisburg to Craigs, with capacity of 150,000 dekatherms per day, and Northeast Expansion, with capacity of 200,000 dekatherms per day – are slated to be in-service in November, also on schedule and within budget.  Construction is well under way and we are working towards a year-end in-service for Phase 1 of the Natrium natural gas processing and fractionation plant, which is expected to provide enough capacity to process 200 million cubic feet of natural gas per day and fractionate 36,000 barrels of natural gas liquids per day.

"In our Generation segment, construction is well under way on the 1,329-megawatt, gas-fired power station in Warren County, Va.  The approximately $1.1 billion project is scheduled for completion in late 2014.  Plans are advancing on a similar-sized combined-cycle facility, the Brunswick County Power Station.  We recently executed an Engineering, Procurement and Construction (EPC) agreement and plan to file for regulatory approval in the fourth quarter with an expected commercial operation in 2016.  The coal-to-biomass conversions of Altavista, Southampton, and Hopewell are proceeding on schedule and projected to come online by year end 2013. Also, we recently filed an application with the Virginia State Corporation Commission for a coal-to-natural gas conversion of our 227-megawatt Bremo Power Station.  Commercial operation is expected to commence in the summer of 2014, pending regulatory approval.”

Third-quarter 2012 operating earnings compared to 2011

The decrease in third-quarter 2012 operating earnings per share as compared to original third-quarter 2011 operating earnings per share is primarily attributable to milder-than-normal weather in our regulated electric service territory and lower merchant margins.  Positive factors for the quarter were lower interest expenses and a lower effective tax rate.

Details of third-quarter 2012 operating earnings as compared to 2011 can be found on Schedule 4 of this release.

Fourth-quarter, full-year 2012 and full-year 2013 operating earnings guidance

Dominion expects fourth-quarter 2012 operating earnings in the range of 65 cents per share to 75 cents per share as compared to original fourth-quarter 2011 operating earnings of 58 cents per share.  Positive factors for the fourth-quarter of 2012 compared to the same period of the prior year include an expected return to normal weather in our electric service territory, higher rate adjustment clause earnings and anticipated growth in our electric service territory as well as higher revenues related to our growth projects. Negative factors for the quarter include lower merchant generation margins and higher operating expenses.  GAAP earnings for the fourth quarter of 2011 were 35 cents per share.  A reconciliation between original operating and GAAP earnings for the fourth quarter of 2011 can be found on Schedule 3 of this release.

Amounts for 2011 have been recast to reflect results for State Line and Salem Harbor generating stations as discontinued operations.  However, Dominion uses original 2011 amounts prior to recast to calculate operating earnings growth targets as well as for comparison to 2012 operating earnings and statistics.

In providing its fourth-quarter, full-year 2012 and full-year 2013 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact, if any, of these items on reported earnings, other than those as set forth on Schedule 2 – Reconciliation of 2012 Operating Earnings to Reported Earnings on page 8 of the 3Q12 Earnings Release Kit. Accordingly, the company is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Conference call today

Dominion (NYSE:D) will host its third-quarter earnings conference call at 10 a.m. EDT on Thursday, Oct. 25.  Dominion management will discuss its third-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.” International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. EDT Oct. 25 and lasting until 11 p.m. EDT November 1.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 17770509.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day October 25.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 27,400 megawatts of generation, 11,000 miles of natural gas transmission, gathering and storage pipeline and 6,300 miles of electric transmission lines.  Dominion operates the nation's largest natural gas storage system with 947 billion cubic feet of storage capacity and serves retail energy customers in 15 states. For more information about Dominion, visit the company's website at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings for fourth-quarter and full-year 2012 and full-year 2013 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in the electric industry, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, asset portfolio reviews and resulting decisions to acquire, divest or retire assets, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds and major storms on operations, the risk associated with the operation of nuclear facilities, unplanned outages of Dominion’s generation facilities, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, changes in federal and state tax laws, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended September 30,
	2012	2011*	Change
Earnings:
Dominion Virginia Power	$119	$125	$(6)
Dominion Energy	104	95	9
Dominion Generation	363	394	(31)
Corporate and Other	(60)	(73)	13
OPERATING EARNINGS	$526	$541	$(15)
Items excluded from operating earnings 2, 3	(317)	(149)	(168)
REPORTED EARNINGS 1	$209	$392	$(183)

Common Shares Outstanding (average, diluted)	574.7	571.2

Earnings Per Share (EPS):
Dominion Virginia Power	$0.21	$0.22	$(0.01)
Dominion Energy	0.18	0.17	0.01
Dominion Generation	0.63	0.69	(0.06)
Corporate and Other	(0.10)	(0.13)	0.03
OPERATING EARNINGS	$0.92	$0.95	$(0.03)
Items excluded from operating earnings 2	(0.56)	(0.26)	(0.30)
REPORTED EARNINGS 1	$0.36	$0.69	$(0.33)

(millions, except earnings per share)	Nine months ended September 30,
	2012	2011*	Change
Earnings:
Dominion Virginia Power	$428	$389	$39
Dominion Energy	362	368	(6)
Dominion Generation	737	886	(149)
Corporate and Other	(178)	(223)	45
OPERATING EARNINGS	$1,349	$1,420	$(71)
Items excluded from operating earnings 2, 4	(388)	(213)	(175)
REPORTED EARNINGS 1	$961	$1,207	$(246)

Common Shares Outstanding (average, diluted)	573.2	575.6

Earnings Per Share (EPS):
Dominion Virginia Power	$0.75	$0.68	$0.07
Dominion Energy	0.63	0.64	(0.01)
Dominion Generation	1.29	1.54	(0.25)
Corporate and Other	(0.31)	(0.39)	0.08
OPERATING EARNINGS	$2.36	$2.47	$(0.11)
Items excluded from operating earnings 2	(0.68)	(0.37)	(0.31)
REPORTED EARNINGS 1	$1.68	$2.10	$(0.42)

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules
2 and 3 for details, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.
3)	Pre-tax amounts for the current period and the prior period are ($480) million and ($263) million, respectively.
4)	Pre-tax amounts for the current period and the prior period are ($596) million and ($350) million, respectively.

*	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.

Schedule 2 - Reconciliation of 2012 Operating Earnings to Reported Earnings

2012 Earnings (nine months ended September 30, 2012)

The net effects of the following items, all shown on an after-tax basis, are included in 2012 reported earnings, but are excluded from operating earnings:

•	$297 million net loss, including impairment charges, primarily resulting from the planned shutdown of our Kewaunee nuclear merchant power station.
•	$45 million net loss from operations of Brayton Point, Kincaid, and Elwood fossil fuel-fired merchant power stations which Dominion decided to market for sale in the third quarter of 2012.
•	$42 million of restoration costs associated with summer storms that occurred in late June throughout the Dominion Virginia Power and Dominion North Carolina Power service territories.
•	$22 million net loss from discontinued operations of two merchant power stations (State Line and Salem Harbor) which were sold in 2012.
• •	$9 million net gain related to our investments in nuclear decommissioning trust funds. $9 million net benefit related to other items.

	(millions, except per share amounts)	1Q12	2Q12	3Q12	4Q12	YTD 2012	2
	Operating earnings	$486	$337	$526		$1,349
	Items excluded from operating earnings (after-tax):
	Kewaunee	2	(18)	(281)		(297)
	Brayton Point, Kincaid, Elwood operations			(45)		(45)
	Late June summer storms		(45)	3		(42)
	Discontinued operations - State Line & Salem Harbor	1	(18)	(5)		(22)
	Net gain in nuclear decommissioning trust funds	5	2	2		9
	Other			9		9
	Total items excluded from operating earnings (after-tax) 1	8	(79)	(317)		(388)
	Reported net income	$494	$258	$209		$961
	Common shares outstanding (average, diluted)	571.9	573.1	574.7		573.2
	Operating earnings per share	$0.85	$0.59	$0.92		$2.36
	Items excluded from operating earnings (after-tax)	0.01	(0.14)	(0.56)		(0.68)
	Reported earnings per share	$0.86	$0.45	$0.36		$1.68

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q12	2Q12	3Q12	4Q12	YTD 2012

	Kewaunee	3	(26)	(435)		(458)
	Brayton Point, Kincaid, Elwood operations			(34)		(34)
	Late June summer storms		(74)	5		(69)
	Discontinued operations - State Line & Salem Harbor	2	(32)	(19)		(49)
	Net gain in nuclear decommissioning trust funds	8	3	3		14
	Total items excluded from operating earnings	$13	($129)	($480)		($596)

2)	YTD 2012 EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2011 Original Operating Earnings to Reported Earnings

2011 Earnings (Twelve months ended December 31, 2011) 3

The net effects of the following items, all shown on an after-tax basis, are included in 2011 reported earnings, but are excluded from operating earnings:

•	$178 million of impairment charges related to certain utility ($139 million) and merchant ($39 million) coal-fired power stations.
•	$59 million of restoration costs associated with Hurricane Irene.
•	$39 million net loss from operations at our Kewaunee nuclear merchant power station.
•	$34 million impairment of excess emission allowances resulting from a new EPA air pollution rule.
•	$21 million of severance costs and other charges related to our State Line and Salem Harbor merchant power stations.
•	$19 million net charge in connection with the Virginia Commission’s final ruling associated with its biennial review of Virginia Power’s base rates for 2009-2010 test years.
•	$13 million of earthquake related costs, largely related to inspections following the safe shutdown of reactors at our North Anna nuclear power station.
• •	$14 million benefit related to litigation with the Department of Energy for spent nuclear fuel-related costs at Millstone nuclear power station. $3 million net benefit related to other items.

(millions, except per share amounts)	1Q11	2Q11	3Q11	4Q11	YTD 2011	2
Operating earnings	$541	$338	$541	$334	$1,754
Items excluded from operating earnings (after-tax):
Impairment of generation assets	(39)			(139)	(178)
Hurricane Irene costs			(74)	15	(59)
Kewaunee operations	(19)	(1)	(12)	(7)	(39)
Emission allowances impairments			(34)		(34)
Charges related to State Line & Salem Harbor operations		(11)	(10)		(21)
Impact of Virginia Power biennial review order				(19)	(19)
Earthquake costs			(13)		(13)
Recoverable spent nuclear fuel-related costs		14			14
Other items	(4)	(4)	(6)	17	3
Total items excluded from operating earnings (after-tax) 1	(62)	(2)	(149)	(133)	(346)
Reported net income	$479	$336	$392	$201	$1,408
Common shares outstanding (average, diluted)	580.5	575.2	571.2	571.2	574.6
Operating earnings per share	$0.93	$0.59	$0.95	$0.58	$3.05
Items excluded from operating earnings (after-tax)	(0.11)	(0.01)	(0.26)	(0.23)	(0.60)
Reported earnings per share	$0.82	$0.58	$0.69	$0.35	$2.45

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q11	2Q11	3Q11	4Q11	YTD 2011
Impairment of generation assets	(55)			(228)	(283)
Hurricane Irene costs			(121)	25	(96)
Kewaunee operations	(32)	(5)	(19)	(10)	(66)
Emission allowances impairments			(57)		(57)
Charges related to State Line & Salem Harbor operations		(17)	(16)		(33)
Impact of Virginia Power biennial review order				(31)	(31)
Earthquake costs			(21)		(21)
Recoverable spent nuclear fuel-related costs		24			24
Other items	6	(8)	(29)	(11)	(42)
Total items excluded from operating earnings	($81)	($6)	($263)	($255)	($605)

2)	YTD 2011 EPS may not equal sum of quarters due to share count differences.
3)	Reflects amounts as originally reported prior to recast of results for State Line and Salem Harbor generating stations as discontinued operations.

Schedule 4 - Reconciliation of 3Q12 Earnings to 3Q11

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	September 30,
	2012 vs. 20111
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	($11)	($0.02)
Other	7	0.01
FERC Transmission equity return	3	0.01
Retail energy marketing operations	(6)	(0.01)
Storm damage and service restoration	2	0.00
Other	(1)	0.00
Share accretion	---	0.00
Change in contribution to operating earnings	($6)	($0.01)

Dominion Energy
Gas Distribution weather	1	0.00
Producer Services margin	7	0.01
Other	1	0.00
Share accretion	---	0.00
Change in contribution to operating earnings	$9	$0.01

Dominion Generation
Regulated electric sales:
Weather	($29)	($0.05)
Other	19	0.03
Merchant generation margin	(20)	(0.04)
Brayton Point, Kincaid and Elwood 2011 earnings	(9)	(0.02)
State Line and Salem Harbor 2011 earnings	(14)	(0.03)
Rate adjustment clause equity return	6	0.01
PJM ancillary services	(3)	(0.01)
Net capacity expenses	3	0.01
Outage costs	5	0.01
Other	11	0.02
Share accretion	---	0.01
Change in contribution to operating earnings	($31)	($0.06)

Corporate and Other
Change in contribution to operating earnings	$13	$0.03

Change in consolidated operating earnings	($15)	($0.03)

Change in items excluded from operating earnings 2	($168)	($0.30)

Change in reported earnings (GAAP)	($183)	($0.33)

1)	Reflects 2011 amounts prior to recast of operating results of State Line and Salem Harbor generating stations as discontinued operations.
2)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation"
on Dominion's website at www.dom.com/investors.